Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	MS&L for Russell Hobbs
Frank Ranew: 404-870-6832

Russell Hobbs, Inc. Reports Preliminary 2009 Three Months, Six Months and

Trailing Twelve Months Financial Results

•	Consolidated adjusted EBITDA for trailing twelve months ended December 31, 2009 was $97 million, an increase of over 40% from same period in 2008
•	Cash flow from operations in the 2009 calendar year was over $130 million
•	Reduction of total debt of $115 million in the 2009 calendar year

Miramar, Florida (February 26, 2010) – Russell Hobbs today announced its preliminary financial results for the quarter, six months and trailing twelve months ended December 31, 2009.

Russell Hobbs reported consolidated net sales for the three months ended December 31, 2009 increased by $3.7 million to $248.7 million, an increase of 1.5% as compared to the three months ended December 31, 2008. Consolidated operating income was $30.6 million as compared to $6.2 million for the 2008 three month period. Consolidated adjusted EBITDA, a non-GAAP measurement which Russell Hobbs believes is a useful indicator of the operating health of the business, was $36.0 million for the three months ended December 31, 2009. This compares to $20.3 million for the three months ended December 31, 2008. (See attached information regarding Reconciliation of Non-GAAP Financial Measurements).

Consolidated net sales for the six months ended December 31, 2009 decreased by $17.0 million to $459.8 million, a decrease of 3.6% as compared to the six months ended December 31, 2008. Consolidated operating income was $50.3 million as compared to $17.7 million for the 2008 six month period. Consolidated adjusted EBITDA was $60.5 million for the six months ended December 31, 2009. This compares to $42.9 million for the six months ended December 31, 2008. (See attached information regarding Reconciliation of Non-GAAP Financial Measurements).

Consolidated net sales for the twelve months ended December 31, 2009 decreased by $75.0 million to $779.7 million, a decrease of 8.8% as compared to the twelve months ended December 31, 2008. Consolidated operating income was $62.5 million as compared to $11.6 million for the 2008 twelve month period. Consolidated adjusted EBITDA was $96.8 million for the twelve months ended December 31, 2009. This compares to $68.6 million for the twelve months ended December 31, 2008, an improvement of over 40% primarily resulting from the successful restructuring efforts undertaken by the company since 2007 and other cost control measures. (See attached information regarding Reconciliation of Non-GAAP Financial Measurements).

In December 2007, two long standing companies in the small household appliance business, Salton, Inc. and Applica Incorporated, combined their businesses through a merger. In December 2009, the combined company changed its name to Russell Hobbs, Inc. As the result of the integration of Applica and Salton and the substantial restructuring efforts implemented over the past two years, Russell Hobbs has transformed into a stable, profitable company with significant near term growth opportunities. Since 2007, the company rationalized over 70 underperforming brands and over a thousand SKUs. In addition, Russell Hobbs realized significant synergies since 2007 through the reduction of duplicative overhead.

“I would like to commend our team for the dedication they’ve shown as we have successfully created a strong and profitable business,” said Terry Polistina, President and Chief Executive Officer of Russell Hobbs. “As a result of their hard work, we have dramatically improved our profitability and free cash flow and created a stable platform for future growth.”

As of December 31, 2009, Russell Hobbs had approximately $196.8 million in total debt outstanding (as compared to $312.0 million at December 31, 2008) and approximately $112.7 million of availability under its senior credit facilities in the U.S., Europe and Australia. As of February 24, 2010, Russell Hobbs had approximately $176 million in total debt outstanding and over $90 million of availability under its senior credit facilities.

Mr. Polistina continued, “Despite the tough economy, our brands and product lines continued to perform well and delivered improved adjusted EBITDA over each of the prior periods. Most impressive, however, was that we had a cash flow from operations in the 2009 calendar year of over $130 million, enabling us to significantly de-lever our balance sheet. We are particularly proud of our ability to convert EBITDA into free cash flow. In fact, we started 2009 with third party debt of approximately $158 million and today, we have $18 million of third party debt and $25 million of cash on hand.”

On an annual basis, Russell Hobbs conducts an assessment of the fair value of certain of its intangible assets as of December 31st as required by GAAP. As of the date hereof, such assessment for December 31, 2009 has not yet been completed and, therefore, the financial results included in this press release are preliminary. Should the estimated fair value be less than the carrying value of the asset being evaluated, a non-cash impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. When the valuation is completed, it could result in an adjustment to the identifiable intangible assets, which adjustment could be material.

On February 9, 2010, Russell Hobbs, Inc. and Spectrum Brands, Inc. announced they had signed a definitive agreement to bring Russell Hobbs’ network of well-known small appliance brands into Spectrum’s operating structure to form a new global consumer products company with an estimated $3 billion in annual revenues. As part of the transaction, Russell Hobbs’ sole stockholder, Harbinger Capital, has agreed to convert its existing approximately $158 million aggregate principal amount of Russell Hobbs’ term debt and approximately $207 million of Russell Hobbs’ preferred stock into common stock of the combined company. Following the closing of the transaction, the combined company, operating under the Spectrum Brands name, will continue to be managed by Spectrum’s current senior management team, with the addition of Terry Polistina, current CEO of Russell Hobbs, to lead a fourth reporting segment made up of the existing Russell Hobbs’ portfolio of home appliance brands.

The transaction is expected to close in the summer of 2010 and is subject to the approval of Spectrum’s stockholders and to regulatory approvals and other customary closing conditions.

Mr. Polistina stated, “We look forward to working with Spectrum Brands and continuing our excellent track record of strong working capital management and free cash flow generation. I personally look forward to working with Spectrum’s management team to build a pre-eminent global home appliance and personal care reporting segment within the Spectrum family of companies.”

About Russell Hobbs, Inc.

Based in Miramar, Florida, Russell Hobbs, Inc. and its subsidiaries are leading marketers and distributors of a broad range of branded small household appliances. Russell Hobbs markets and distributes a broad range of branded small household appliances, pet and pest products, water products and personal care products. Among their broad portfolio of well recognized brand names are Black & Decker®, George Foreman®, Russell Hobbs®, LitterMaid®, Farberware®, Juiceman®, Breadman® and Toastmaster®. Russell Hobbs’ customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, South America, Europe and Australia.

Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:

•	the failure of Spectrum Brands stockholders to approve the merger transaction;
•	the risk that the businesses will not be integrated successfully;
•	the risk that synergies will not be realized;
•	the risk that required consents will not be obtained;
•	the risk that the combined company following this transaction will not realize on its financing strategy;
•	litigation in respect of either company or this transaction; and
•	disruption from this transaction making it more difficult to maintain certain strategic relationships.

The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Russell Hobbs undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is being made in respect of the proposed business combination involving Spectrum Brands and Russell Hobbs. In connection with the proposed merger transaction, SB/RH Holdings, Inc. plans to file with the SEC a Registration Statement on Form S-4 that includes the proxy statement of Spectrum Brands and that also constitutes a prospectus of SB/RH Holdings, Inc. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Spectrum Brands. INVESTORS AND SECURITY HOLDERS OF SPECTRUM BRANDS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Spectrum Brands through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Proxy Statement/ Prospectus (when available) and other documents filed with the SEC can also be obtained on Spectrum Brands’ website at www.spectrumbrands.com.

PROXY SOLICITATION

Spectrum Brands, Russell Hobbs and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Spectrum Brands and Russell Hobbs stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Spectrum Brands and Russell Hobbs stockholders in connection with the proposed acquisition will be set forth in the Proxy Statement/Prospectus when it is filed with the SEC. You can find information about Spectrum Brands’ executive officers and directors in its annual report on Form 10-K filed with the SEC on December 29, 2009. You can obtain free copies of these documents from Spectrum Brands in the manner set forth above.

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value data)

Assets

	December 31, 2009	June 30, 2009	December 31, 2008
Current Assets:	(Unaudited)		(Unaudited)
Cash and cash equivalents	$24,299	$16,095	$20,238
Accounts and other receivables, less allowances of $3,287 at December 31, 2009, $4,142 at June 30, 2009 and $5,359 at December 31, 2008	176,103	133,711	185,048
Inventories	129,698	165,495	251,500
Prepaid expenses and other	11,229	12,240	21,381
Prepaid income taxes	3,017	3,574	4,830
Deferred income taxes	51	943	627

Total current assets	344,397	332,058	483,624
Property, Plant and Equipment - at cost, less accumulated depreciation of $12,168 at December 31, 2009, $10,004 at June 30, 2009 and $18,410 at December 31, 2008	18,535	20,876	23,934
Non-current Deferred Income Taxes	1,896	3,419	8,448
Goodwill	162,469	162,469	164,021
Intangibles, Net	201,922	206,805	225,526
Other Assets	11,470	12,219	9,019

Total Assets	$740,689	$737,846	$914,572

(Continued on following page.)

Liabilities and Stockholders’ Equity

	December 31, 2009	June 30, 2009	December 31, 2008
	(Unaudited)		(Unaudited)
Current Liabilities:
Accounts payable	$63,212	$58,385	$106,052
Accrued expenses	84,517	73,293	96,786
Harbinger Term loan – current portion (related party)	20,000	20,000	—
Brazil term loan	—	2,228	2,694
Current income taxes payable	9,117	4,245	6,586

Total current liabilities	176,846	158,151	212,118
Long-Term Liabilities:
North American credit facility	25,711	52,739	124,464
European credit facility	12,831	19,845	30,930
Australia credit facility	—	—	—
Series D Preferred Stock– authorized: 110.2 shares at $0.01 par value; outstanding: 110.2 shares at $0.01 par value (related party)	—	139,744	129,515
Series E Preferred Stock– authorized: 50 shares at $0.01 par value; outstanding: 50 shares at $0.01 par value (related party)	—	56,238	51,485

Harbinger Term loan – long-term portion (related party)	138,265	141,456	153,913
Pension liability	14,787	19,791	8,443
Non-current deferred income taxes	47,068	46,347	45,164
Other long-term liabilities	3,483	3,856	5,513

Total Liabilities	418,991	638,167	761,545
Commitments and Contingencies
Stockholders’ Equity:
Common stock – authorized: 1,000,000 shares of $0.01 par value; issued and outstanding: 739,013 shares at Dec. 31, 2009 and June 30, 2008	7,319	7,319	7,319
Series D Preferred Stock– authorized: 110.2 shares at $0.01 par value; outstanding: 110.2 shares at $0.01 par value (related party)	147,271	—	—
Series E Preferred Stock– authorized: 50 shares at $0.01 par value; outstanding: 50 shares at $0.01 par value (related party)	59,268	—	—
Treasury stock– 7,886 shares, at cost	(65,793)	(65,793)	(65,793)
Paid-in capital	302,677	302,677	302,676

Accumulated deficit	(90,914)	(102,460)	(73,822)
Accumulated other comprehensive loss	(38,130)	(42,064)	(17,353)

Total stockholders’ equity	321,698	99,679	153,027

Total Liabilities and Stockholders’ Equity	$740,689	$737,846	$914,572

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands)

	Three Months Ended December 31,
	2009		2008
Net sales	$248,689	100.0%	$244,964	100.0%
Cost of goods sold	170,776	68.7	183,910	75.1

Gross profit	77,913	31.3	61,054	24.9

Selling, general and administrative expenses:
Operating expenses	46,254	18.6	52,155	21.3
Integration and transition expenses	273	0.1	168	0.1
Patent infringement litigation expenses	360	0.1	349	0.1
Employee termination benefits	379	0.1	916	0.4
Acquisition related expenses	—	—	1,281	0.5

	47,266	18.9	54,869	22.4

Operating income	30,647	12.4	6,185	2.5

Other expense (income):
Interest expense ($6,453 and $10,846 in related party interest expense for the three months ended December 31, 2009 and 2008, respectively)	7,338	3.0	13,081	5.3
Foreign currency loss	2,506	1.0	4,013	1.7
Interest and other expense (income), net	1,430	0.6	(222)	(0.1)

	11,274	4.6	16,872	6.9

Income (loss) from continuing operations before income taxes	19,373	7.8	(10,687)	(4.4)
Income tax provision	4,518	1.8	1,024	0.4

Loss from continuing operations	14,855	6.0	(11,711)	(4.8)
Income (loss) from discontinued operations, net of tax of $0	(5,731)	(2.3)	(9,124)	(3.7)

Net earnings (loss)	$9,124	3.7%	$(20,835)	(8.5)%

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands)

	Six Months Ended December 31,
	2009		2008
Net sales	$459,776	100.0%	$476,774	100.0%
Cost of goods sold	317,903	69.1	345,793	72.5

Gross profit	141,873	30.9	130,981	27.5

Selling, general and administrative expenses:
Operating expenses	89,853	19.5	105,002	22.1
Integration and transition expenses	325	0.1	1,026	0.2
Patent infringement litigation expenses	1,065	0.2	4,699	1.0
Employee termination benefits	379	0.1	916	0.2
Acquisition related expenses	—	—	1,617	0.3

	91,622	19.9	113,260	23.8

Operating income	50,251	11.0	17,721	3.7

Other expense (income):
Interest expense ($18,050 and $20,208 in related party interest expense for the six months ended December 31, 2009 and 2008, respectively)	19,894	4.3	25,458	5.3
Foreign currency loss	1,838	0.4	4,572	1.0
Interest and other expense (income), net	1,386	0.3	(739)	(0.2)

	23,118	5.0	29,291	6.1

Income (loss) from continuing operations before income taxes	27,133	5.9	(11,570)	(2.4)
Income tax provision	8,872	1.9	4,916	1.0

Income (loss) from continuing operations	18,261	4.0	(16,486)	(3.5)
Loss from discontinued operations, net of tax of $0)	(6,715)	(1.5)	(13,194)	(2.8)

Net earnings (loss)	$11,546	2.5%	$(29,680)	(6.2)%

Russell Hobbs, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands)

	Twelve Months Ended December 31,
	2009		2008
Net sales	$779,662	100.0%	$854,636	100.0%
Cost of goods sold	549,304	70.5	600,696	70.3

Gross profit	230,358	29.5	253,940	29.7

Selling, general and administrative expenses:
Operating expenses	162,497	20.8	210,105	24.6
Integration and transition expenses	319	0.0	17,599	2.1
Patent infringement litigation expenses	2,971	0.4	8,099	0.9
Employee termination benefits	563	0.1	916	0.1
Acquisition related expenses	1,468	0.2	5,668	0.7

	167,818	21.5	242,387	28.4

Operating income	62,540	8.0	11,553	1.4

Other expense (income):
Interest expense ($35,627 and $40,575 in related party interest expense for the twelve months ended December 31, 2009 and 2008, respectively)	44,657	5.7	48,491	5.7
Foreign currency loss	4,224	0.5	4,922	0.6
Interest and other expense (income), net	(211)	0.0	(1,278)	(0.1)

	48,670	6.2	52,135	6.1

Income (loss) from continuing operations before income taxes	13,870	1.8	(40,582)	(4.7)
Income tax provision	17,998	2.3	12,393	1.5

Loss from continuing operations	(4,127)	(0.5)	(52,975)	(6.2)
Loss from discontinued operations, net of tax of $0	(12,963)	(1.7)	(24,658)	(2.9)

Net loss	$(17,091)	(2.2)%	$(77,633)	(9.1)%

RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENTS

Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Excluding the impact of current exchange rate fluctuations may provide additional meaningful reflection of underlying business trends. In addition, within this release, including the tables below, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). See the table below, “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA,” for a reconciliation of GAAP Net Income (Loss) to adjusted EBITDA for the three months, six months, and trailing twelve months ended December 31, 2009 versus the three months, six months, and trailing twelve months ended December 31, 2008 on a consolidated basis.

Adjusted EBITDA is a metric used by management and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, because interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. Russell Hobbs provides this information to assist interested persons in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the company’s GAAP financial results and should be read in conjunction with those GAAP results.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

	Three Months Ended December 31,
	2009	2008
	(In thousands)
Net income (loss)	$9,124	$(20,835)
Loss from discontinued operations	5,731	9,124
Income tax expense	4,518	1,024
Interest expense	7,338	13,081
Interest and other expense (income), net	1,430	(222)
Foreign currency loss	2,506	4,013
Integration and transition expenses	273	168
Patent infringement litigation expenses	360	349
Employment termination benefits	379	916
Acquisition related expenses	—	1,281
Higher cost inventory (commodities and fuel)	—	7,929
Inventory close outs (discontinued items)	—	193
Purchase accounting reversals	—	(495)
Latin American discontinued ops transitioned to distributors	—	302
Water products segment operating losses	272	165

Adjusted EBIT	31,931	16,993
Depreciation and Amortization	4,114	3,279

Adjusted EBITDA	$36,045	$20,272

	Six Months Ended December 31,
	2009	2008
	(In thousands)
Net income (loss)	$11,546	$(29,680)
Loss from discontinued operations	6,715	13,194
Income tax expense	8,872	4,916
Interest expense	19,894	25,458
Interest and other expense (income), net	1,386	(739)
Foreign currency loss	1,838	4,572
Integration and transition expenses	325	1,026
Patent infringement litigation expenses	1,065	4,699
Employment termination benefits	379	916
Acquisition related expenses	—	1,617
Higher cost inventory (commodities and fuel)	—	7,929
Inventory close outs (discontinued items)	—	1,853
Purchase accounting reversals	—	(495)
Latin American discontinued ops transitioned to distributors	85	772
Water products segment operating losses	768	340

Adjusted EBIT	52,873	36,378
Depreciation and Amortization	7,607	6,483

Adjusted EBITDA	$60,480	$42,861

	Trailing Twelve Months Ended December 31,
	2009	2008
	(In thousands)
Net (loss)	$(17,091)	$(77,633)
Loss from discontinued operations	12,963	24,658
Income tax expense	17,998	12,393
Interest expense	44,657	48,491
Interest and other (income), net	(211)	(1,278)
Foreign currency loss	4,224	4,922
Integration and transition expenses	319	17,599
Patent infringement litigation expenses	2,971	8,099
Employment termination benefits	563	916
Acquisition related expenses	1,468	5,668
Higher cost inventory (commodities and fuel)	13,750	7,929
Inventory close outs (discontinued items)	4,382	4,373
Purchase accounting reversals	(4,182)	(495)
Argentina miscellaneous income	(1,381)	—
Latin American discontinued ops transitioned to distributors	317	1,238
Water products segment operating losses	2,125	340

Adjusted EBIT	82,872	57,220
Depreciation and Amortization	13,934	11,337

Adjusted EBITDA	$96,806	$68,557